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                                                                   EXHIBIT 10.4


                              CONSULTING AGREEMENT

         This Consulting Agreement (this "Agreement") is made and entered into as of April 28th, 2002, by and between 1st Step, Inc., a Delaware corporation (hereinafter referred to as the "Company") and Erik Espera, a consultant residing in the Los Angeles, California (hereinafter referred to as the "Consultant").

                                    RECITALS

         WHEREAS, Consultant has certain experience and contacts pertaining to video editing, production, and streaming of video content over Internet

         WHEREAS, the Company wishes to engage the services of the Consultant as an advisor and technical resource to assist the Company in offering similar services to its existing and prospective clients and,

         WHEREAS, the Company has agreed to provide Consultant with space within its premises to operate from and a revenue share agreement according to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1.       CONSULTING SERVICES

         Consultant shall act as an advisor in assisting Company in its marketing and exploration of strategic alliances and business projects both on an international basis and domestically (the "Consulting Services"). Consultant hereby agrees to utilize its best efforts in performing the Consulting Services.

2.       TERM OF AGREEMENT

         This Agreement shall be in full force and effect commencing upon the date hereof and concluding at the close of business on the same date in twelve months ("termination date"). After the termination date, this Agreement shall automatically renew on a month-to-month basis unless either party elects to terminate that Agreement by giving notice in writing within 30 days of the termination date. Either party hereto shall have the right to terminate this Agreement without notice in the event of the death, bankruptcy, insolvency, or assignment for the benefit of creditors of the other party. Consultant shall have the right to terminate this Agreement if Company fails to comply with any of the material terms of this Agreement, including without limitation its responsibilities for fees as set forth in this Agreement, and such failure continues un-remedied for a period of thirty (30) days after written notice to the Company by Consultant. The Company shall have the right to terminate this Agreement upon delivery to Consultant of notice setting forth with specificity facts comprising a material breach of this Agreement by Consultant. Consultant shall have thirty (30) days to remedy such breach.

3.       TIME DEVOTED BY CONSULTANT

         It is anticipated that the Consultant shall spend as much time as deemed necessary by the Consultant in order to perform the obligations of Consultant hereunder.

4.       PLACE WHERE SERVICES WILL BE PERFORMED

         The Consultant will perform most services in accordance with this Agreement at Company's offices. In addition, the Consultant will perform services on the telephone and at such other place(s) as necessary to perform these services in accordance with this Agreement.

5.       COMPENSATION TO CONSULTANT

         a. INITIAL SERVICES. In exchange for the Consulting Services provided by Consultant to Company, Company shall allow Consultant to retain up to the first $3500 in revenues generated on a monthly basis. After which all revenues generated on a monthly basis will be shared on an equal basis between the Company and the Consultant.


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         b.       CONTINUING SERVICES. As part of the Consulting Services,
                  Consultant will provide the Company with certain skills, contacts, and resources that the Consultant has developed or has access to with the intent that these services shall either directly or indirectly create or generate revenues for the Company. Further, Consultant shall introduce potential business opportunities and projects to the Company.

6.       INDEPENDENT CONTRACTOR

         Both Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of Company.

7.       CONFIDENTIAL INFORMATION

         The Consultant and the Company acknowledge that each will have access to proprietary information regarding the business operations of the other and agree to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the non-disclosing parties prior written consent. It is hereby agreed that from time to time Consultant and the Company may designate certain disclosed information as confidential for purposes of this Agreement. Consultant hereby designates its broker network and/or any retail brokerage operations identified by Consultant to Company as Consultant's confidential information. The Company hereby designates it shareholder list as the Company's confidential information.

8.       INDEMNIFICATION

         The Company hereby agrees to indemnify and hold Consultant harmless from any and all liabilities incurred by Consultant under the Securities Act of 1933, as amended (the "Act"), the various state securities acts, or otherwise, insofar as such liabilities arise out of or are based upon (i) any material misstatement or omission contained in any offering documents provided by the Company, or (ii) any intentional actions by the Company, direct or indirect, in connection with any offering by the Company, in violation of any applicable federal or state securities laws or regulations. Furthermore, the Company agrees to reimburse Consultant for any legal or other expenses incurred by Consultant in connection with investigating or defending any action, proceeding, investigation, or claim in connection herewith. The indemnity obligations of the Company under this paragraph shall extend to the shareholders, directors, officers, employees, agents, and control persons of Consultant.

         Consultant hereby agrees to indemnify and hold the Company harmless from any and all liabilities incurred by the Company under the Act, the various state securities acts, or otherwise, insofar as such liabilities arise out of or are based upon (i) any actions by Consultant, its officers, employees, agents, or control persons, direct or indirect, in connection with any offering by the Company, in violation of any applicable federal or state securities laws or regulations, or (ii) any breach of this Agreement by Consultant.

         The indemnity obligations of the parties under this paragraph 8 shall be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Company, the Consultant, and any other such persons or entities mentioned hereinabove.

9.       COVENANTS OF CONSULTANT

         Consultant covenants and agrees with the Company that, in performing Consulting Services Consultant will not publish, circulate or otherwise use any solicitation materials business plan, financial statements, investor mailings or updates other than materials provided by or otherwise approved by the Company.


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10.    MISCELLANEOUS

         (a) ATTORNEYS' FEES. If either party files any action or brings any proceeding against the other arising out of this Agreement, then the prevailing party shall be entitled to reasonable attorneys' fees.

         (b) WAIVER. No waiver by a party of any provision of this Agreement shall be considered a waiver of any other provision or any subsequent breach of the same or any other provision. The exercise by a party of any remedy provided in this Agreement or at law shall not prevent the exercise by that party of any other remedy provided in this Agreement or at law.

         (c) ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and no assignment shall be allowed without first obtaining the written consent of the non-assigning party.

         (d) SEVERABILITY. In any condition or covenant herein contained is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable form the remainder of this Agreement and shall in no way effect the other covenants and conditions contained herein.

         (e) AMENDMENT. This Agreement may be amended only by a written agreement executed by all parties hereto.

         (f) HEADINGS. Titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or any provision hereof. No provision in this Agreement is to be interpreted for or against either party because that party or his legal representative drafted such provision.

         (g) NOTICE. All written notices, demands, or requests of any kind, which either party may be required or any desire to serve on the other in connection with this Agreement, must be served by registered or certified mail, with postage prepaid and return receipt requested. In lieu of mailing, either party may cause delivery of such notice, demands and requests to be made by personal service facsimile transmission, provided that acknowledgment of receipt is made. Notice shall be deemed given upon personal delivery or receipt of facsimile transmission, or two (2) days after mailing. All such notices, demands, and requests shall be delivered as follows:


                  If to the Company:        1st Step, Inc.
                                            14759 Oxnard Street
                                            Van Nuys, CA 91411
                                            ATTN: Shaun Edwardes
                                            FAX: 818-904-9341



                  If to Consultant: ___________________________________
                                            ___________________________________
                                            ___________________________________
                                            ATTN: _____________________________
                                            FAX: ______________________________

         (h) ENTIRE AGREEMENT. This Agreement, including any Exhibits or Schedules attached hereto, contains all of the representations, warranties, and the entire understanding and agreement between the parties. Correspondence, memoranda, or agreements, whether written or oral, originating before the date of this Agreement are replaced in total by this Agreement unless otherwise especially stated.

         (i) COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same


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instrument. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

         (j) GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of California which would apply if both parties were residents of California and this Agreement was made and performed in California. In any legal action involving this Agreement or the parties' relationship, the parties agree that the exclusive venue for any lawsuit shall be in the state or federal court located within the County of Los Angeles, California. The parties agree to submit to the personal jurisdiction of the state and federal courts located within Orange County, California.



         IN WITNESS WHEREOF, the parties hereto have placed their signatures hereon on the day and year first above written.

"COMPANY"                                      "CONSULTANT"

1ST STEP, INC.                                 ERIK ESPERA
A DELAWARE CORPORATION                         AN INDIVIDUAL

/s/ Corbin Bernsen                             /s/ Erik Espera
------------------------------                 -------------------------------
BY: Corbin Bernsen
ITS: President


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